Exhibit 10.6

GUARANTY

GUARANTY, dated as of December 27, 2013, made among, solely with respect to Related License Secured Obligations and the obligations of the Guarantors under Secured Hedge Agreements and Secured Cash Management Agreements, TRIBUNE COMPANY, a Delaware corporation (as further defined in Section 1(d), the “Borrower”), each of the subsidiaries of the Borrower party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, (a) pursuant to the credit agreement, dated as of the date hereof (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the Lenders have severally agreed to make Loans to the Borrower, and the L/C Issuers have agreed to issue Letters of Credit for the account of the Borrower or any Restricted Subsidiary, upon the terms and subject to the conditions set forth therein, (b) one or more Hedge Banks may from time to time enter into Secured Hedge Agreements with any Loan Party, (c) one or more Cash Management Banks may from time to time provide cash management services pursuant to Secured Cash Management Agreements to any Loan Party and (d) one or more Related License Corporation Secured Parties may from time to time provide financing to a Related License Corporation (clauses (a), (b), (c) and (d), collectively, the “Extensions of Credit”);

WHEREAS, each Guarantor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive a substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligations of the Lenders and the L/C Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents, the Lenders and the L/C Issuers to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective Extensions of Credit to the

Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with any Loan Party, to induce one or more Cash Management Banks pursuant to Secured Cash Management Agreements to provide cash management services to any Loan Party and to induce one or more Related License Corporation Secured Parties to provide financing to a Related License Corporation, as applicable, the Guarantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including terms used in the preamble and recitals hereto) shall have the meanings given to them in the Credit Agreement. Furthermore, unless otherwise defined herein or in the Credit Agreement, terms defined in the Security Agreement and used herein shall have the meanings assigned to them in the Security Agreement.

(b) The rules of construction and other interpretative provisions specified in Sections 1.02, 1.05, 1.06 and 1.07 of the Credit Agreement shall apply to this Guaranty, including terms defined in the preamble and recitals hereto.

(c) As used herein, the term “Adjusted Net Worth” of any Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Guaranty or any other Loan Document) on such date.

(d) As used herein, the term “Borrower” shall have the meaning assigned to such term in the preamble hereto. In the event the Borrower consummates any merger, amalgamation or consolidation in accordance with Section 7.04 of the Credit Agreement, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be the “Borrower” for all purposes of this Guaranty.

(e) As used herein, the term “Exempt Deposit Account” shall mean any Deposit Account owned by or in the name of a Loan Party with respect to which such Loan Party is acting as a fiduciary for another Person who is not a Loan Party.

(f) As used herein, the term “Guarantor” shall mean the Borrower, solely with respect to Related License Secured Obligations and the obligations of the other Guarantors under Secured Hedge Agreements and Secured Cash Management Agreements, and each of the Subsidiaries of the Borrower listed on Annex A hereto and any Subsidiary of the Borrower that becomes a Guarantor pursuant to Section 20, in each case, unless and until such time as the respective Guarantor is released from all of its obligations under this Guaranty in accordance with the terms and provisions hereof and of the Credit Agreement.

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(g) As used herein, the term “Guaranteed Obligations” shall mean the “Obligations” as defined in the Credit Agreement. With respect to any Guarantor, if and to the extent, under the Commodity Exchange Act (as amended from time to time or any successor statue, the “Commodity Exchange Act”) or any rule, regulation or order of the Commodity Futures Trading Commission (or any successor to the Commodity Futures Trading Commission) (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest for, the obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act is or becomes illegal (the “Excluded Swap Obligation”), the Guaranteed Obligations of such Guarantor shall not include any such Excluded Swap Obligation.

(h) As used herein, the term “Guaranty” shall mean this Guaranty , as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

(i) As used herein, the term “Security Agreement” shall have the meaning assigned to the term “Security Agreement” in the Credit Agreement.

(j) As used herein, the term “Release Date” shall have the meaning assigned to the term “Release Date” in the Security Agreement.

2. Guarantee.

(a) Subject to the provisions of Section 2(b), the Borrower, solely with respect to Related License Secured Obligations and obligations of the other Guarantors under Secured Hedge Agreements and Secured Cash Management Agreements, and each of the other Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties, the prompt and complete payment (and not of collection) and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, whether currently existing or hereafter incurred. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Sections 3 and 5 hereof.

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(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under Laws relating to the insolvency of debtors or an amount unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Guarantor or as the result of any avoidance actions therein.

(c) To the extent required by Section 10.04 of the Credit Agreement, each Guarantor further agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent or any other Secured Party in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty.

(d) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(e) No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Guaranteed Obligations or payments received or collected from such Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Release Date.

(f) Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

3. Right of Contribution. Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by applicable law, on the respective Adjusted Net Worth of the Guarantors on the date the respective payment is made) of any payment made hereunder,

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such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

4. Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by Law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to the maximum extent permitted by applicable law, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) other than deposits held in Exempt Deposit Accounts, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor and irrespective of whether or not such Secured Party shall have made demand under this Guaranty or any other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party shall notify such Guarantor and the Collateral Agent promptly of any such set-off and the appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application. This Section 4 is subject to the terms and conditions set forth in Section 10.09 of the Credit Agreement.

5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to

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seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Release Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Release Date, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether due or to become due, in accordance with Section 5.04 of the Security Agreement.

6. Amendments, etc. with Respect to the Guaranteed Obligations; Waiver of Rights. Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 24, each Guarantor shall (to the maximum extent permitted by law) remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Guaranteed Obligations continued, (b) the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Loan Documents, and any other documents executed and delivered in connection therewith, the Secured Hedge Agreements and any other documents executed and delivered in connection therewith, the Secured Cash Management Agreements and any other documents executed and delivered in connection therewith and Related License Secured Obligations and any other documents executed and delivered in connection therewith, may be amended, waived, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable document and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Guarantor or other guarantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Guarantor or other guarantor or any release of the Borrower or any Guarantor or other guarantor shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect

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the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Guaranteed Obligations (including as a result of the incurrence of Incremental Term Loans and/or the provision of any Incremental Revolving Commitment, Supplemental Term Loan Commitments or Supplemental Revolving Commitments), and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Guaranty or acceptance of this Guaranty, the Guaranteed Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guaranty; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives, to the maximum extent permitted by applicable law, promptness, diligence, presentment, protest, notice of protest, demand for payment and notice of default, acceleration or nonpayment and any other notice to or upon the Borrower or any Guarantor with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Guaranty shall (to the maximum extent permitted by law) be construed as a continuing, absolute and unconditional guarantee of payment (and not of collection) without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement or any Related License Secured Obligations, any of the other Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Collateral Agent or any other Secured Party, (c) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations by the Guarantors or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may elect, but shall be under no obligation, to pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to

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exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the other Secured Parties against such Guarantor. To the maximum extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement, subrogation, exoneration, contribution or indemnification or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security. Each Guarantor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Collateral Agent or Lenders to marshal assets. If acceleration of the time for payment of any Guaranteed Obligation by the Borrower or the applicable Guarantor is stayed by reason of the insolvency or receivership of the Borrower or the applicable Guarantor or otherwise, all Guaranteed Obligations otherwise subject to acceleration under the terms of any Secured Debt Document shall nonetheless be payable by the Guarantors hereunder. If acceleration of the time for payment of any Guaranteed Obligation by the Borrower or the applicable Guarantor is stayed by reason of the insolvency or receivership of the Borrower or the applicable Guarantor or otherwise, all Guaranteed Obligations otherwise subject to acceleration under the terms of any Secured Debt Document shall nonetheless be payable by the Guarantors hereunder. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties, and their respective successors, indorsees, transferees and assigns, until the Release Date, notwithstanding that from time to time during the term of the Credit Agreement and any Secured Hedge Agreement, Secured Cash Management Agreement or Secured Related License Guarantee the Loan Parties may be free from any Guaranteed Obligations.

8. [Intentionally Omitted].

9. Representations and Warranties; Covenants. Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article V of the Credit Agreement are true and correct in all material respects on each date as required by Section 4.02 of the Credit Agreement; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for purposes of this Section 9, be deemed to be a reference to such Guarantor’s knowledge and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

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10. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

11. Payments. Each Guarantor hereby agrees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Collateral Agent’s office specified in Section 10.02 of the Credit Agreement.

12. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Guaranty with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them (including the Intercreditor Agreement), but, as between the Collateral Agent and such Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

13. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 10.02 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 10.02 of the Credit Agreement.

14. Counterparts. This Guaranty may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Guaranty shall be effective as delivery of an original executed counterpart of this Guaranty. The Collateral Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

15. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent

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of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Integration. This Guaranty represents the agreement of each Guarantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents (and each other agreement or instrument executed or issued in connection therewith).

17. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Collateral Agent in accordance with Section 10.01 of the Credit Agreement; provided, however, that this Guaranty may be supplemented (but no existing provisions may be modified) through agreements substantially in the form of Annex B, respectively, in each case duly executed by each Guarantor directly affected thereby.

(b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral

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Agent and the other Secured Parties and their respective successors and assigns permitted hereby and by the Credit Agreement, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Collateral Agent, except as permitted by the Credit Agreement.

20. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 6.12 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Annex B hereto or in such other form reasonably satisfactory to the Collateral Agent. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

21. WAIVER OF JURY TRIAL. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guaranty to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them and agrees that any such action or proceeding shall be brought solely in such New York Courts; provided that nothing in this Guaranty shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in

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any other jurisdiction or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any person, or decline (or, in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 22 would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(b) waives, to the maximum extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this section;

(c) consents to service of process in the manner provided for notices in Section 13; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 22 any special, exemplary, punitive or consequential damages.

Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any court referred to in paragraph (a) above.

Nothing in this Guaranty will affect the right of any party hereto to serve process in any manner permitted by applicable law.

23. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

24. Termination or Release.

(a) This Guaranty shall terminate on the Release Date.

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(b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary.

(c) In connection with any termination or release, the Collateral Agent or any other Secured Party, as applicable, shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that the Borrower or such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 24 shall be without recourse to or warranty by the Collateral Agent or such Secured Party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Tribune Company, solely with respect to Related License Secured Obligations and the obligations of the Guarantors under Secured Hedge Agreements and Secured Cash Management Agreements,

By:	/s/ Jack Rodden
	Name:	Jack Rodden
	Title:	Treasurer and Vice President

[Tribune - Guaranty]

AL-Huntsville-200 Holmes Avenue, LLC

AR-Fort Smith-318 North 13th Street, LLC

AR-Van Buren-179 Gladewood Road, LLC

Blue Lynx Media, LLC

Builder Media Solutions, LLC

CA-4655 Fruitridge Road, LLC

California Community News, LLC

CA-Los Angeles Times Square, LLC

CA-Olympic Plant, LLC

CA-Orange County Plant, LLC

CastTV Inc.

Chicago Tribune Company, LLC

Chicagoland Publishing Company, LLC

Chicagoland Television News, LLC

Classified Ventures Holdco, LLC

CO-1006 Lookout Mountain Road, LLC

CO-6160 South Wabash Way, LLC

CO-Clear Creek County-Argentine Pass, LLC

CO-Denver-100 East Speer Boulevard, LLC

CO-Golden-21214 Cedar Lake Road, LLC

CT-121 Wawarme Avenue, LLC

CT-285 Broad Street, LLC

CT-WTIC, LLC

FL-633 North Orange Avenue, LLC

FL-Deerfield Plant, LLC

FL-Orlando Sentinel, LLC

ForSaleByOwner.com Referral Services, LLC

forsalebyowner.com, LLC

Hoy Publications, LLC

IA-Alleman Polk County, LLC

IA-Des Moines-1801 Grand Avenue, LLC

IL-11201 Franklin Avenue, LLC

IL-16400 South 105th Court, LLC

IL-2501 West Bradley Place, LLC

IL-3249 North Kilpatrick, LLC

IL-3722 Ventura Drive, LLC

IL-700 West Chicago Avenue, LLC

IL-720 Rohlwing Road, LLC

IL-Freedom Center, LLC

IL-Henry County-Rustic Hill, LLC

IL-Moline-3003 Park 16 Street, LLC

IL-Orion-2880 North 1100 Avenue, LLC

IL-Tribune Tower, LLC

IN-2350 Westlane Road, LLC

IN-6910 Network Place, LLC

Internet Foreclosure Service, LLC

[Tribune - Guaranty]

IN-Trafalgar WTTV, LLC

IN-Windfall WTTV, LLC

KDAF, LLC

KIAH, LLC

KPLR, Inc.

KRCW, LLC

KSWB, LLC

KTLA, LLC

KTXL, LLC

KWGN, LLC

Local Pro Plus Realty, LLC

Los Angeles Times Communications LLC

Magic T Music Publishing Company, LLC

MD-10 Hays Street, LLC

MD-10750 Little Patuxent Parkway, LLC

MD-3400 Carlins Park Drive, LLC

MD-North Calvert Street, LLC

MD-Sun Park, LLC

MI-3117 Plaza Drive, LLC

MI-Davis Road, LLC

MO-Kansas City-3020 Summit Street, LLC

MO-St Louis-Emil Avenue, LLC

NC-High Point-2005 Francis Street, LLC

NC-Sofia-4119 Old Courthouse Road, LLC

Oak Brook Productions, LLC

OH-Cleveland-5800 South Marginal Road, LLC

OH-Parma-4501 West Pleasant Valley Road, LLC

OK-Oklahoma City-East Britton Road, LLC

OR-10255 SW Arctic Drive, LLC

Orlando Sentinel Communications Company, LLC

PA-2005 South Queen Street, LLC

PA-5001 Wynnefield Avenue, LLC

PA-550 East Rock Road, LLC

PA-Luzerne County-Penobscot Mountain, LLC

PA-Moosic-16 Montage Mountain Road, LLC

PA-Morning Call, LLC

PA-Ransom, LLC

PA-South Abington-Rt. 11 and Morgan Hwy, LLC

Riverwalk Center I, Joint Venture

Riverwalk Holdco II, LLC

Riverwalk Holdco, LLC

Sun-Sentinel Company, LLC

The Baltimore Sun Company, LLC

The Daily Press, LLC

The Hartford Courant Company, LLC

The Morning Call, LLC

[Tribune - Guaranty]

TN-Memphis-803 Channel 3 Drive, LLC

Tower Distribution Company, LLC

Towering T Music Publishing Company, LLC

Tribune (FN) Cable Ventures, LLC

Tribune 365, LLC

Tribune Broadcasting Company II, LLC

Tribune Broadcasting Company, LLC

Tribune Broadcasting Hartford, LLC

Tribune Broadcasting Indianapolis, LLC

Tribune Broadcasting Seattle, LLC

Tribune Content Agency, LLC

Tribune Digital Ventures, LLC

Tribune Direct Marketing, LLC

Tribune Entertainment Company, LLC

Tribune Interactive, LLC

Tribune Investments, LLC

Tribune Media Services London, LLC

Tribune Media Services, LLC

Tribune National Marketing Company, LLC

Tribune Publishing Company, LLC

Tribune Real Estate Holdings II, LLC

Tribune Real Estate Holdings, LLC

Tribune Television New Orleans, Inc.

Tribune Washington Bureau, LLC

TX-7700 Westpark Drive, LLC

TX-8001 John Carpenter Freeway, LLC

UT-Salt Lake City-Amelia Earhart Drive, LLC

VA-216 Ironbound Road, LLC

VA-Daily Press, LLC

VA-Norfolk-720 Boush Street, LLC

VA-Portsmouth-1318 Spratley Street, LLC

VA-Richmond, LLC

VA-Suffolk-5277 Nansemond Parkway, LLC

WA-1813 Westlake Avenue, LLC

WDCW, LLC

WGN Continental Broadcasting Company, LLC

WI-Brown Deer-9001 North Green Bay Road, LLC

WI-Milwaukee-1100 East Capital Drive, LLC

WPHL, LLC

WPIX, LLC

WPMT, LLC

WSFL, LLC

[Tribune - Guaranty]

WXMI, LLC
each as a Guarantor,

By:	/s/ Edward Lazarus
	Name:	Edward Lazarus
	Title:	Secretary

[Tribune - Guaranty]

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

By:	/s/ John G. Kowalczuk
	Name:	John G. Kowalczuk
	Title:	Executive Director

[Tribune - Guaranty]

ANNEX A

TO THE GUARANTY

GUARANTORS

1.	AL-Huntsville-200 Holmes Avenue, LLC
2.	AR-Fort Smith-318 North 13th Street, LLC
3.	AR-Van Buren-179 Gladewood Road, LLC
4.	Blue Lynx Media, LLC
5.	Builder Media Solutions, LLC
6.	CA-4655 Fruitridge Road, LLC
7.	CA-Olympic Plant, LLC
8.	CA-Orange County Plant, LLC
9.	CA-Los Angeles Times Square, LLC
10.	California Community News, LLC
11.	CastTV Inc.
12.	Chicago Tribune Company, LLC
13.	Chicagoland Publishing Company, LLC
14.	Chicagoland Television News, LLC
15.	Classified Ventures Holdco, LLC
16.	CO-1006 Lookout Mountain Road, LLC
17.	CO-6160 South Wabash Way, LLC
18.	CO-Clear Creek County-Argentine Pass, LLC
19.	CO-Denver-100 East Speer Boulevard, LLC
20.	CO-Golden-21214 Cedar Lake Road, LLC
21.	CT-121 Wawarme Avenue, LLC
22.	CT-285 Broad Street, LLC
23.	CT-WTIC, LLC
24.	FL-633 North Orange Avenue, LLC
25.	FL-Deerfield Plant, LLC
26.	FL-Orlando Sentinel, LLC
27.	ForSaleByOwner.com Referral Services, LLC
28.	forsalebyowner.com, LLC
29.	Hoy Publications, LLC
30.	IA-Alleman Polk County, LLC
31.	IA-Des Moines-1801 Grand Avenue, LLC
32.	IL-11201 Franklin Avenue, LLC
33.	IL-16400 South 105th Court, LLC
34.	IL-2501 West Bradley Place, LLC
35.	IL-3249 North Kilpatrick, LLC
36.	IL-3722 Ventura Drive, LLC
37.	IL-700 West Chicago Avenue, LLC
38.	IL-720 Rohlwing Road, LLC
39.	IL-Freedom Center, LLC
40.	IL-Henry County-Rustic Hill, LLC

41.	IL-Moline-3003 Park 16 Street, LLC
42.	IL-Orion-2880 North 1100 Avenue, LLC
43.	IL-Tribune Tower, LLC
44.	IN-2350 Westlane Road, LLC
45.	IN-6910 Network Place, LLC
46.	IN-Trafalgar WTTV, LLC
47.	IN-Windfall WTTV, LLC
48.	Internet Foreclosure Service, LLC
49.	KDAF, LLC
50.	KIAH, LLC
51.	KPLR, Inc.
52.	KRCW, LLC
53.	KSWB, LLC
54.	KTLA, LLC
55.	KTXL, LLC
56.	KWGN, LLC
57.	Local Pro Plus Realty, LLC
58.	Los Angeles Times Communications LLC
59.	Magic T Music Publishing Company, LLC
60.	MD-10 Hays Street, LLC
61.	MD-10750 Little Patuxent Parkway, LLC
62.	MD-3400 Carlins Park Drive, LLC
63.	MD-North Calvert Street, LLC
64.	MD-Sun Park, LLC
65.	MI-3117 Plaza Drive, LLC
66.	MI-Davis Road, LLC
67.	MO-Kansas City-3020 Summit Street, LLC
68.	MO-St Louis-Emil Avenue, LLC
69.	NC-High Point-2005 Francis Street, LLC
70.	NC-Sofia-4119 Old Courthouse Road, LLC
71.	Oak Brook Productions, LLC
72.	OH-Cleveland-5800 South Marginal Road, LLC
73.	OH-Parma-4501 West Pleasant Valley Road, LLC
74.	OK-Oklahoma City-East Britton Road, LLC
75.	OR-10255 SW Arctic Drive, LLC
76.	Orlando Sentinel Communications Company, LLC
77.	PA-2005 South Queen Street, LLC
78.	PA-5001 Wynnefield Avenue, LLC
79.	PA-550 East Rock Road, LLC
80.	PA-Luzerne County-Penobscot Mountain, LLC
81.	PA-Moosic-16 Montage Mountain Road, LLC
82.	PA-Morning Call, LLC
83.	PA-Ransom, LLC

84.	PA-South Abington-Rt. 11 and Morgan Hwy, LLC
85.	Riverwalk Center I, Joint Venture
86.	Riverwalk Holdco II, LLC
87.	Riverwalk Holdco, LLC
88.	Sun-Sentinel Company, LLC
89.	The Baltimore Sun Company, LLC
90.	The Daily Press, LLC
91.	The Hartford Courant Company, LLC
92.	The Morning Call, LLC
93.	TN-Memphis-803 Channel 3 Drive, LLC
94.	Tower Distribution Company, LLC
95.	Towering T Music Publishing Company, LLC
96.	Tribune (FN) Cable Ventures, LLC
97.	Tribune 365, LLC
98.	Tribune Broadcasting Company, LLC
99.	Tribune Broadcasting Company II, LLC
100.	Tribune Broadcasting Hartford, LLC
101.	Tribune Broadcasting Indianapolis, LLC
102.	Tribune Broadcasting Seattle, LLC
103.	Tribune Content Agency, LLC (f/k/a TMS News and Features, LLC)
104.	Tribune Digital Ventures, LLC
105.	Tribune Direct Marketing, LLC
106.	Tribune Entertainment Company, LLC
107.	Tribune Interactive, LLC
108.	Tribune Investments, LLC
109.	Tribune Media Services London, LLC
110.	Tribune Media Services, LLC
111.	Tribune National Marketing Company, LLC
112.	Tribune Publishing Company, LLC
113.	Tribune Real Estate Holdings, LLC
114.	Tribune Real Estate Holdings II, LLC
115.	Tribune Television New Orleans, Inc.
116.	Tribune Washington Bureau, LLC
117.	TX-7700 Westpark Drive, LLC
118.	TX-8001 John Carpenter Freeway, LLC
119.	UT-Salt Lake City-Amelia Earhart Drive, LLC
120.	VA-216 Ironbound Road, LLC
121.	VA-Daily Press, LLC
122.	VA-Norfolk-720 Boush Street, LLC
123.	VA-Portsmouth-1318 Spratley Street, LLC
124.	VA-Richmond, LLC
125.	VA-Suffolk-5277 Nansemond Parkway, LLC
126.	WA-1813 Westlake Avenue, LLC

127.	WDCW, LLC
128.	WGN Continental Broadcasting Company, LLC
129.	WI-Brown Deer-9001 North Green Bay Road, LLC
130.	WI-Milwaukee-1100 East Capital Drive, LLC
131.	WPHL, LLC
132.	WPIX, LLC
133.	WPMT, LLC
134.	WSFL, LLC
135.	WXMI, LLC

ANNEX B

TO THE GUARANTY

SUPPLEMENT NO. [    ], dated as of [            ], 20[    ] (this “Supplement”), to the GUARANTY, dated as of [—], 2013 (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Guaranty”), made among, solely with respect to Related License Secured Obligations and the obligations of the Guarantors under Secured Hedge Agreements and Secured Cash Management Agreements, TRIBUNE COMPANY, a Delaware corporation (as further defined in the Guaranty, the “Borrower”) and each of the subsidiaries of the Borrower party thereto from time to time (the Borrower, solely with respect to Related License Secured Obligations and the obligations of the Guarantors under Secured Hedge Agreements, Secured Cash Management Agreements, and each such subsidiary, individually, a “Guarantor” and, collectively, the “Guarantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

A. Reference is made to the Credit Agreement, dated as of [—], 2013 (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender, Collateral Agent and L/C Issuer.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty. The rules of construction and other interpretative provisions specified in Section 1(b) of the Guaranty shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C. The Guarantors have entered into the Guaranty in order to induce the Agents, the Lenders and the L/C Issuers to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with any Loan Party, to induce one or more Cash Management Banks to provide cash management services pursuant to Secured Cash Management Agreements to any Loan Party and to induce one or more Related License Secured Parties to provide financing to a Related License Corporation. Section 6.12 of the Credit Agreement and Section 20 of the Guaranty provide that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders and the L/C Issuers to make additional Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with any Loan Party, to induce one or more Cash Management Banks to provide cash management services pursuant to Secured Cash Management Agreements to any Loan Party and to induce one or more Related License Secured Parties to provide financing to a Related License Corporation, and as consideration for Extensions of Credit previously made, Secured Hedge Agreements previously entered into, cash management services previously provided and extensions of credit to Related License Corporations previously made.

Accordingly, the Collateral Agent and each New Guarantor agrees as follows:

SECTION 1. In accordance with Section 20 of the Guaranty, each New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date). Each reference to a Guarantor in the Guaranty shall be deemed to include each New Guarantor. The Guaranty is hereby incorporated herein by reference. Notwithstanding anything to the contrary contained in this Supplement or any provision of the Guaranty or any other Loan Document, the Guaranteed Obligations of any New Guarantor shall not extend to or include any Excluded Swap Obligation.

SECTION 2. Each New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Supplement shall be effective as delivery of an original executed counterpart of this Supplement. The Collateral Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission. This Supplement shall become effective as to each New Guarantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13 of the Guaranty. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 10.02 of the Credit Agreement.

SECTION 8. Each New Guarantor agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent to the extent required by Section 10.04 of the Credit Agreement.

IN WITNESS WHEREOF, each New Guarantor and the Collateral Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NEW GUARANTOR(S)],

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO TRIBUNE GUARANTY SUPPLEMENT]